SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-4694	36-1004130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 South Wacker Drive, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 326-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

During the first quarter of 2006, the management of R.R. Donnelley & Sons Company (the “Company”) changed the Company’s reportable segments to reflect changes in the structure of the organization and the manner in which the chief operating decision maker regularly assesses information for decision-making purposes, including the allocation of resources. As a result, the Company’s print fulfillment business (previously reported in the Forms and Labels segment) is reported in the Publishing and Retail Services segment and the Company’s Canadian statement outsourcing business (previously reported in the Integrated Print Communications segment) and Canadian logistics business (previously reported in the Publishing and Retail Services segment) are reported in the Forms and Labels segment. All prior periods have been reclassified to conform to this current reporting structure.

The Company is re-issuing its description of business, historical financial statements and management’s discussion and analysis of financial condition and results of operations to reclassify all prior periods to conform to this current reporting structure. This Current Report on Form 8-K updates and supercedes Part I, Item 1, Part II, Item 7 and Part IV, Item 15(a) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and all other items in the Company’s Annual Report on Form 10-K remain unchanged.

The financial information contained in this Current Report on Form 8-K is presented as of December 31, 2005, and other than as indicated above, has not been updated to reflect financial results subsequent to that date.

Item 9.01 Financial Statements and Exhibits

99.1	Part I, Item 1. Business

Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Part IV, Item 15(a). Financial Statements

99.2	Consent of Independent Registered Public Accounting Firm

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY
Date: December 22, 2006
	By:	/s/ Miles W. McHugh
Miles W. McHugh
Senior Vice President and Controller (Chief Accounting Officer)

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Part I, Item 1. Business

Part II. Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Part IV, Item 15(a). Financial Statements

99.2	Consent of Independent Registered Public Accounting Firm

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